Exhibit 99.1

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

October 26, 2007

[U.S. GAAP]

Consolidated Quarterly Financial Results Release

For the Nine Months Ended September 30, 2007

Jupiter Telecommunications Co., Ltd. (Consolidated)

Company code number: 4817 (URL http://www.jcom.co.jp/)

Shares traded: JASDAQ

Executive position of legal representative: Tomoyuki Moriizumi, Chief Executive Officer

Please address all communications to:

Koji Kobayashi, IR Department	Phone: +81-3-6765-8157 E-Mail: KobayashiKo@jupiter.jcom.co.jp

1.              Consolidated operating results (From January 1, 2007 to September 30, 2007)

(1)         Consolidated financial results

	(In millions of yen, with fractional amounts rounded)
	Revenue		Operating income		Income before income taxes
	(Millions of yen)%		(Millions of yen)%		(Millions of yen)%
Nine months ended September 30, 2007	194,403	23.1	31,384	26.8	27,245	23.7
Nine months ended September 30, 2006	157,902	18.4	24,760	39.9	22,016	61.2
Year ended December 31, 2006	221,915	21.2	31,582	29.0	27,503	64.2

	Net income		Net income per share	Net income per share (diluted)
	(Millions of yen)%		(Yen)	(Yen)
Nine months ended September 30, 2007	17,953	31.4	2,779.25	2,769.12
Nine months ended September 30, 2006	13,658	(2.2)	2,145.60	2,143.73
Year ended December 31, 2006	24,481	26.6	3,844.83	3,838.33

(Notes)  1. The percentages shown next to revenue, operating income, income before income taxes and net income represent year-on-year changes.

2. Equity in earnings of affiliates;

For the nine month ended September 30, 2007: 151 million yen    For the nine month ended September 30, 2006: 190 million yen

(2) Consolidated financial position

	Total assets	Shareholders’ equity	Equity capital ratio to total assets	Shareholders’ equity per share
	(Millions of yen)	(Millions of yen)%		(Yen)
September 30, 2007	674,128	331,578	49.2	47,883.89
September 30, 2006	595,904	265,411	44.5	41,677.56
December 31, 2006	625,948	277,296	44.3	43,445.59

(Notes)       Number of outstanding shares at end of term (consolidated):

As of September 30, 2007: 6,924,626 shares       As of December 31, 2006: 6,382,611 shares

(3) Consolidated cash flow statement

	Cash flows from operating activities	Cash flows from investing activities	Cash flows from financing activities	Balance of cash & cash equivalents
	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
Nine months ended September 30, 2007	73,103	(35,284)	(31,391)	26,914
Nine months ended September 30, 2006	52,502	(96,966)	19,084	9,903
Year ended December 31, 2006	80,003	(121,601)	26,801	20,486

2.              Dividend information

Dividend per share (Yen)
Third quarter ended
September 30, 2007	—
September 30, 2006	—

3.              Consolidated forecasts for December 2007 term (from January 1, 2007 to December 31, 2007)

	Revenue		Operating income		Income before income taxes		Net income		Net income per share
	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Yen)
Annual	264,500	19.2	40,500	28.2	35,000	27.3	22,500	(8.1)	3,421.09

(Notes)       The percentages shown next to revenue, operating income, income before income taxes and net income represent year-on-year changes

4.              Other information

(1) Change of material subsidiaries : None

(2) Adoption of any simplified accounting method : None

(3) Change of accounting policy : None

(Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

1.              Qualitative information regarding consolidated business results

In the third quarter of the fiscal year ending December 31, 2007, Jupiter Telecommunications Co., Ltd’s consolidated group (the J:COM Group) steadily implemented its “Volume plus Value” growth strategy. On September 1, 2007, Jupiter TV Co., Ltd. (JTV), Japan’s largest multi-channel operator in Japan, was merged with J:COM Group. With the merger, the J:COM Group is positioned to provide a full range of services from content creation and supply of programs in the multi-channel market, to program distribution for customers.

As part of its volume strategy, the J:COM Group focused its efforts on gaining new customers through the sales of bulk contracts for multiple dwelling units, a popular service that is a source of stable income for the J:COM Group. The sales push was centered on the marketing activities of approximately 2,000 direct sales representatives covering all parts of Japan.

As part of its value strategy, the J:COM Group sought to increase the average monthly revenue per unit (ARPU) by increasing the number of services offered per subscribing households (bundle ratio) and improving the value of existing services it already offers.

In the area of cable television services, the J:COM Group focused on gaining new subscribers to digital services, and promoting a shift from analog to digital services among existing subscribers. As a result, the cable television digital migration rate (the percentage of CATV subscribing households who have digital CATV service) as of September 30, 2007 was 63%, an increase from 47% as of September 30, 2006.

In the area of high-speed Internet access services, the J:COM Group introduced in September 2007 the J:COM NET Ultra 160 Mbps super high-speed Internet service for single and small-scale multiple dwelling units within 12 systems of the Kansai region.

Furthermore, in order to generate and develop new business opportunities, the J:COM Group established Media Business Department in March 2007 and took steps to strengthen its advertising media business. As one element in this effort, in July 2007, the J:COM Group acquired an 80% interest in Recruit Visual Communications Co., Ltd., a wholly-owned subsidiary of Recruit Co., Ltd. The new subsidiary was renamed Jupiter Visual Communications, Co., Ltd. In September 2007, Dentsu Inc. acquired a 10% equity stake in Jupiter Visual Communications Co., Ltd., a move which paves the way for the two companies to work on the joint development of new advertising media and advertising methods.

As a result of the aforementioned measures, subscribing households (the number of households that subscribe to one or more services) of consolidated system operators increased by 473,900 (or 22%) from September 30, 2006, to 2,615,300 households as of September 30, 2007. By type of service, cable television subscribers increased by 381,700 households (or 21%) from September 30, 2006 to 2,159,700 households as of September 30, 2007. The number of high-speed Internet access and telephony services subscribers increased year over year by 228,900 (or 24%) and 207,300 (or 20%) respectively. This brought high-speed Internet access subscribers to 1,182,000 and telephony service subscribers to 1,259,900 households as of September 30, 2007. The bundle ratio decreased from 1.77 as of September 30, 2006 to 1.76 as of September 30, 2007. However, the ratio excluding the Cable West Group improved to 1.81 as of September 30, 2007. Also ARPU decreased from \7,756 for the nine months ended September 30, 2006 to \7,668 for the nine months ended September 30, 2007. However, excluding the Cable West Group, APRU would have increased to \7,931 as of September 30, 2007.

Revenue

Revenue increased by ¥36,501 million, or 23%, from ¥157,902 million for the nine months ended September 30, 2006 to ¥194,403 million for the nine months ended September 30, 2007.

Subscription fees increased by ¥29,329 million, or 21%, from ¥141,617 million for the nine months ended September 30, 2006 to ¥170,946 million for the nine months ended September 30, 2007. This increase was due primarily to a 9% organic growth in subscription fees and the addition of subscription fees from newly consolidated subsidiaries.

Cable television subscription fees increased by ¥18,224 million, or 25%, from ¥73,355 million for the nine months ended September 30, 2006 to ¥91,579 million for the nine months ended September 30, 2007. The increase in cable television subscription revenue was due to a 9% organic growth of subscription fees and the increasing proportion of cable television subscribers who subscribe to our digital service, for which we charge a higher fee compared to analog service. As of September 30, 2007, 63% of cable television subscribers were receiving our digital service, compared to 47% as of September 30, 2006.

High-speed Internet subscription fees increased by ¥7,240 million, or 17%, from ¥42,203 million for the nine months ended September 30, 2006 to ¥49,443 million for the nine months ended September 30, 2007. The increase in high-speed Internet subscription fees was primarily attributable to an 8% organic growth in subscription fees and the addition of fees from newly consolidated subsidiaries partially offset by lower ARPU due to product bundling discounts.

Telephony subscription fees increased by ¥3,865 million, or 15%, from ¥26,059 million for the nine months ended September 30, 2006 to ¥29,924 million for the nine months ended September 30, 2007. The increase in telephony subscription fees was attributable to a 12% organic increase in subscription fees and the addition of fees from newly consolidated subsidiaries, partially offset by a decrease in telephony ARPU.

Other revenue increased by ¥7,172 million, or 44%, from ¥16,285 million for the nine months ended September 30, 2006 to ¥23,457 million for the nine months ended September 30, 2007. This increase is related to individually insignificant increases in various revenue categories including poor reception compensation, construction, installation, advertising, program production, commission and other fees, and charges and sales made to our unconsolidated managed franchises for management, programming, construction materials and other services.

Operating and programming costs increased by ¥ 13,316 million, or 21%, from ¥ 64,297 million for the nine months ended September 30, 2006 to ¥ 77,613 million for the nine months ended September 30, 2007. This increase was primarily attributable to the aggregate impact of acquisitions and costs directly related to growth of our subscriber base. Increases in labor and related costs, construction related expenses, network and maintenance costs, and other individually insignificant items also contributed to the increase.

Selling, general and administrative expenses increased by ¥ 6,563 million, or 21%, from ¥ 31,603 million for the nine months ended September 30, 2006 to ¥ 38,166 million for the nine months ended September 30, 2007. This increase is primarily attributable to the aggregate impact of acquisitions and the increase in labor and related costs.

Depreciation and amortization expenses increased by ¥9,998 million, or 27%, from ¥37,242 million for the nine months ended September 30, 2006 to ¥47,240 million for the nine months ended September 30, 2007. The increase is primarily attributable to the aggregate impact of acquisitions and additions to fixed assets related to the installation of services to new customers.

Operating income, as a result, increased by \6,624 million, or 27%, from \24,760 million for the nine months ended September 30, 2006 to \31,384 million for the nine months ended September 30, 2007.

Interest expense, net increased by ¥680 million, or 27%, from ¥2,489 million for the nine months ended September 30, 2006 to ¥3,169 million for the nine months ended September 30, 2007. The increase is primarily due to ¥52 billion of additional borrowings related to the acquisition of Cable West in September 2006.

Income before income taxes increased by \5,229 million, or 24%, from \22,016 million for the nine months ended September 30, 2006 to \27,245 million for the nine months ended September 30, 2007 for the reasons above.

Net income increased by ¥4,295 million, or 31%, from ¥13,658 million for the nine months ended September 30, 2006 to ¥17,953 million for the nine months ended September 30, 2007 for the reasons set forth above.

2.              Financial position

Asset, Liability and Stockholders’ equity

Total assets increased by \48,180, million, from \625,948 million as of December 31, 2006 to \674,128 million as of September 30, 2007. The increase is primarily due to the merger with JTV.

Total liabilities decreased by \6,983 million, from \344,602 million as of December 31, 2006 to \337,619 million as of September 30, 2007. The decrease is primarily due to a decrease in long-term debt.

Stockholders’ equity increased by \54,282 million, from \277,296 million as of December, 2006 to \331,578 million as of September 30, 2007. The increase is primarily due to the merger with JTV.

Cash flows

For the nine months ended September 30, 2007, our cash and cash equivalents increased by ¥6,428 million, from ¥20,486 million to ¥26,914 million, primarily as a result of cash provided by operating activities, offset by cash used for capital expenditures, payment of long-term debt and capital lease obligations.

Cash Provided by Operating Activities. Net cash provided by operating activities was ¥73,103 million for the nine months ended September 30, 2007, compared to ¥52,502 million the nine months ended September 30, 2006, or an increase of ¥20,601 million. The increase was primarily the result of a ¥16,460 million increase in revenue less selling, general and administrative and operating expenses (exclusive of stock compensation, depreciation, amortization).

Cash Used in Investing Activities. Net cash used in investing activities was ¥35,284 million for the nine months ended September 30, 2007, compared to ¥96,966 million for the nine months ended September 30, 2006, or an decrease of ¥61,682 million, primarily due to the \57,256 million decrease in acquisitions of new subsidiaries or merger, net of cash acquired.

Cash Used in Financing Activities. Net cash used in financing activities was ¥31,391 million for the nine months ended September 30, 2007, compared to net cash provided by financing activities of ¥19,084 million for the nine months ended September 30, 2006. The net cash used in financing activities for the nine months ended September 30, 2007 consisted of ¥22,404 million net payments of short term loans and long-term debt and ¥11,724 million of principle payments under capital lease obligations, offset by ¥2,757 million in proceeds from the issuance of common stock.

3.              Forecasts for the Fiscal Year Ending December 2007

The forecasts that were previously announced by the Company on July 30, 2007 have been updated as follows, with revisions explained.

	(Millions of yen, except percentages)
	Revenue	Operating income	Income before income taxes	Net income
Last disclosure (A)	263,000	37,500	31,000	20,500
Forecast (B)	264,500	40,500	35,000	22,500
Change (B-A)	1,500	3,000	4,000	2,000
Change %	0.6%	8.0%	12.9%	9.8%
Year ended December 2006	221,915	31,582	27,503	24,481

Explanation:

We forecast that revenue will increase 1,500 million more than our previous forecast due to our results of operations for the 9 months ended September 30, 2007. Operating income will increase 3,000 million from 37,500 million, our previous forecast to 40,500 million due to our cost reduction efforts. As a result, income before income taxes and net income will increase 4,000 million and 2,000 million, respectively.

4.              Others

(1)          Changes in significant consolidated subsidiaries

None

(2)          Adoption of simplified accounting method

None

(3)          Change in accounting principles and procedures

None

Consolidated Financial Statements

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(YEN IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Change		Year ended Dec. 31, 2006
Account	Amount	Amount	Amount	(%)	Amount
Revenue:
Subscription fees	170,946	141,617	29,329	20.7	196,515
Other	23,457	16,285	7,172	44.0	25,400
	194,403	157,902	36,501	23.1	221,915
Operating costs and expenses
Operating and programming costs	(77,613)	(64,297)	(13,316)	(20.7)	(92,297)
Selling, general and administrative	(38,166)	(31,603)	(6,563)	(20.8)	(43,992)
Depreciation and amortization	(47,240)	(37,242)	(9,998)	(26.8)	(54,044)
	(163,019)	(133,142)	(29,877)	(22.4)	(190,333)
Operating income	31,384	24,760	6,624	26.8	31,582
Other income (expenses) :
Interest expense, net:
Related parties	(986)	(805)	(181)	(22.6)	(1,109)
Other	(2,183)	(1,684)	(499)	(29.6)	(2,413)
Other income, net	367	452	(85)	(18.8)	253
Income before income taxes and other items	28,582	22,723	5,859	25.8	28,313
Equity in earnings of affiliates	151	190	(39)	(20.4)	371
Minority interest in net income of consolidated subsidiaries	(1,488)	(897)	(591)	(65.9)	(1,181)
Income before income taxes	27,245	22,016	5,229	23.7	27,503
Income tax expense	(9,292)	(8,358)	(934)	(11.2)	(3,022)
Net income	17,953	13,658	4,295	31.4	24,481
Per Share data
Net income per share – basic	2,779.25	2,145.60	633.65	29.5	3,844.83
Net income per share – diluted	2,769.12	2,143.73	625.39	29.2	3,838.33
Weighted average number of ordinary shares outstanding – basic	6,459,657	6,365,428	94,229	1.5	6,367,220
Weighted average number of ordinary shares outstanding – diluted	6,483,291	6,371,001	112,290	1.8	6,378,001

(Note)   Percentages are calculated based on amounts before rounded in Change column.

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(YEN IN MILLIONS)

	September 30, 2007	December 31, 2006	Change
Account	Amount	Amount	Amount
Current assets:
Cash and cash equivalents	26,914	20,486	6,428
Accounts receivable	12,883	14,245	(1,362)
Allowance for doubtful accounts	(357)	(378)	21
Deferred tax asset - current	11,822	11,877	(55)
Prepaid expenses and other current assets	4,848	4,669	179
Total current assets	56,110	50,899	5,211

Investments:
Investments in affiliates	16,676	2,469	14,207
Investments in other securities, at cost	2,138	801	1,337
	18,814	3,270	15,544

Property and equipment, at cost:
Land	2,789	2,845	(56)
Distribution system and equipment	514,910	480,363	34,547
Support equipment and buildings	36,539	32,554	3,985
	554,238	515,762	38,476
Less accumulated depreciation	(220,806)	(180,594)	(40,212)
	333,432	335,168	(1,736)

Other assets:
Goodwill	228,844	202,267	26,577
Customer relationship, net	23,043	21,181	1,862
Deferred tax assets – non current	4,196	5,629	(1,433)
Other	9,689	7,534	2,155
	265,772	236,611	29,161
Total assets	674,128	625,948	48,180

(YEN IN MILLIONS)

	September 30, 2007	December 31, 2006	Change
Account	Amount	Amount	Amount
Current liabilities:
Short-term loans	1,990	2,000	(10)
Long-term debt–current portion	19,520	16,158	3,362
Capital lease obligations–current portion
Related parties	12,114	10,893	1,221
Other	1,996	1,988	8
Accounts payable	21,300	26,166	(4,866)
Income taxes payable	4,847	3,411	1,436
Deposit from related parties	3,376	—	3,376
Deferred revenue - current	5,756	4,862	894
Accrued expenses and other liabilities	10,316	5,424	4,892
Total current liabilities	81,215	70,902	10,313

Long-term debt, less current portion	147,989	173,455	(25,466)
Capital lease obligations, less current portion:
Related parties	34,313	30,595	3,718
Other	5,366	6,986	(1,620)
Deferred revenue	54,375	55,044	(669)
Redeemable preferred stock of consolidated subsidiary	500	500	—
Deferred tax liability – non current	8,206	4,604	3,602
Other liabilities	5,655	2,516	3,139
Total liabilities	337,619	344,602	(6,983)

Minority interests	4,931	4,050	881

Shareholders’ equity:
Ordinary shares no par value	116,625	115,232	1,393
Additional paid-in capital	231,371	196,335	35,036
Accumulated deficit	(16,118)	(34,071)	17,953
Accumulated other comprehensive income	(300)	(200)	(100)
Treasury stock	(0)	(0)	—
Total shareholders’ equity	331,578	277,296	54,282
Total liabilities and shareholders’ equity	674,128	625,948	48,180

(Note) The Company presented “Deferred tax liabilities–non current” separately from “Other Liabilities” for all periods presented

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(YEN IN MILLIONS)

	Nine months ended September 30, 2007	Nine months ended September 30, 2006	Year ended December 31, 2006
Classification	Amount	Amount	Amount
Cash flows from operating activities:
Net income	17,953	13,658	24,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,240	37,242	54,044
Equity in earnings of affiliates	(151)	(190)	(371)
Minority interest in net income of consolidated subsidiaries	1,488	897	1,181
Stock compensation expenses	125	287	332
Deferred income taxes	416	4,719	(1,328)
Changes in operating assets and liabilities, excluding effects of business combinations:
(Increase)/decrease in accounts receivable, net	2,783	(826)	436
Increase in prepaid expenses and other current assets	581	(2,779)	(674)
(Increase)/decrease in other assets	(1,729)	643	1,102
Decrease in accounts payable	(2,270)	(1,597)	864
Increase in accrued expenses and other liabilities	7,169	4,121	2,501
Decrease in deferred revenue	(502)	(3,673)	(2,565)
Net cash provided by operating activities	73,103	52,502	80,003
Cash flows from investing activities:
Capital expenditures	(31,334)	(34,516)	(48,460)
Acquisitions of new subsidiaries or merger, net of cash acquired	634	(56,622)	(56,137)
Loan to related party	(3,766)	—	—
Principle received from related party	1,350	—	—
Acquisition of minority interests in consolidated subsidiaries	(2,507)	(6,667)	(17,587)
Other investing activities	339	839	583
Net cash used in investing activities	(35,284)	(96,966)	(121,601)
Cash flows from financing activities:
Proceeds from issuance of common stock	2,757	396	1,533
Change in short-term loans	(300)	(200)	93
Proceeds from long-term debt	253	76,339	106,789
Principal payments of long-term debt	(22,357)	(49,620)	(66,975)
Principal payments under capital lease obligations	(11,724)	(6,647)	(13,455)
Other financing activities	(20)	(1,184)	(1,184)
Net cash provided by (used in) financing activities	(31,391)	19,084	26,801
Net increase/(decrease) in cash and cash equivalents	6,428	(25,380)	(14,797)
Cash and cash equivalents at beginning of period	20,486	35,283	35,283
Cash and cash equivalents at end of period	26,914	9,903	20,486

Segment Information

(1)    Operating segments

The J:COM Group has determined it has one reportable segment “Broadband services”. Therefore, information on operating segments is omitted in this section.

(2)    Segment information by region

Because the J:COM Group does not have any overseas subsidiaries or branches, this section is not applicable.

Highlights of 2007 Q3 (1/2)	October 26, 2007

Jupiter Telecommunications Co., Ltd.

							Unit: Yen in 100 million (rounding in 10 million yen)
P/L	9 months ended Sep. 30, 2007	9 months ended Sep. 30, 2006	Change		Forecasts for the year ending Dec. 31, 2007	Progress (%)	Explanation of changes

			Amount	%

Revenue:

Subscription fee breakdown: Cable TV 916(+182, or +25%), HS Internet 494(+72, or +17%), Telephony 299(+39, or +15%). Effect of acquisitions (+163)
Effect of acquisitions (+33)

Effect of acquisitions (+196)
In line with increase in subscribers, with increases in network and maintenance, labor and other related costs and construction. Effect of acquisitions (+69)

Increase due to effect of acquisitions (+51), and higher labor and employee related costs.

Increase in fixed assets related to the installation of services to new customers.
Effect of acquisitions (+66)

Primarily, due to additional borrowings related to the acquisition of CW.

Subscription fee	1,709	1,416	293	21%

Other	235	163	72	44%
Total	1,944	1,579	365	23%	2,645	73%
Operating costs and expenses:
Operating & programming costs	776	643	133	21%

Selling, general & administrative	382	316	66	21%

Depreciation & amortization	472	372	100	27%
Operating income	314	248	66	27%	405	77%
Other income (expense):
Interest expense, net	32	25	7	27%
Other income, net	4	5	(1)	(19%)
Income before tax, equity, minority	286	227	59	26%
Equity in earnings of affiliates	2	2	(0)	(20%)
Minority interest in net income	15	9	6	66%
Income before income taxes	272	220	52	24%	350	78%
Income taxes	93	84	9	11%
Net income	180	137	43	31%	225	80%

OCF *1	787	623	165	26%
Margin	40.5%	39.4%	1.1%
*1 : OCF (Operating Cash Flow) : Revenue less Operating & programming costs less Selling, general & administrative expenses (exclusive of stock compensation, depreciation, and amortization)

Assets and Liabilities*2	As of Sep. 30, 2007	As of Dec. 31, 2006	Change				Capital Expenditure	9 months ended Sep. 30, 2007	9 months ended Sep. 30, 2006	Change
										Amount	%

Total Assets	6,741	6,259	482				Capital expenditures	313	345	(32)	(9%)
Equity	3,316	2,773	543				Capital lease expenditure	142	83	58	70%
Equity capital ratio to total assets	49%	44%	5%				Total	455	428	26	6%
Debt (including capital lease obligations)	2,233	2,421	(188)
Net Debt	1,964	2,216	(252)
D/E Ratio (Net)	0.59	0.80	(0.21)

Cash Flows	9 months ended Sep. 30, 2007	9 months ended Sep. 30, 2006	Explanation

Cash provided by operating activities	731	525		OCF(787)
Cash used in investing activities	(353)	(970)		Capital expenditure(313)

Free Cash Flow	276	97		(Cash provided by operating activities 731) - (Capital expenditure incl. Capital Lease 455)

Cash used in financing activities	(314)	191		Principal payment of long-term debt (224) and capital lease (117)
Increase/(decrease) in cash	64	(254)

 (Note) Amount and percentages are calculated based on financial statements in Change column.

(Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

Highlights of 2007 Q3 (2/2)	October 26, 2007

J:COM Group	As of Sep. 30, ‘07	As of Dec. 31, ‘06	Change		Explanation of changes

Consolidated subsidiaries
CATV company	20	23	(3)	(a)	Merger of Kobe Ashiya with Cable TV Kobe(-1), and Kanto with Setamachi and Chofu.(-2)
Others	12	4	8
Total	32	27	5	(1)	Acquisition of Jupiter Visual Communications.(+1)
Equity-method affiliates					In line with merger with Jupiter TV, Jupiter Entertainment, Jupiter Golf Network, Jupiter VOD,
CATV company	2	2	0	(b)	Reality TV Japan, JSBC2, Jupiter Sports and J Sports LLC were consolidated.(+7)
Others	8	3	5
					In line with merger with Jupiter TV, Discovery Japan, Animal Planet Japan, J SPORTS Broadcasting,
Total	10	5	5	(2)	AXN Japan, Jupiter Satellite and Intrac TV were included. (+6)
Group total (1) + (2)	42	32	10		Jupiter VOD became subsidiaries.(-1)
CATV company Total (a) + (b)	22	25	(3)

Consolidated systems (A+B) *6					A. Consolidated systems (excluding Cable West)			B. CW Group *6
Operational Data	As of Sep. 30, ‘07	As of Sep. 30, ‘06	Change		As of Sep. 30, ‘07	As of Sep. 30, ‘06	Change	As of Sep. 30, ‘07

RGUs
CATV	2,159,700	1,778,000	381,700		1,843,200	1,778,000	65,200	316,500
of which digital service	1,365,400	842,800	522,600		1,153,700	842,800	310,900	211,700
HS Internet access	1,182,000	953,100	228,900		1,041,800	953,100	88,700	140,200
Telephony	1,259,900	1,052,600	207,300		1,203,600	1,052,600	151,000	56,300
Total	4,601,600	3,783,700	817,900		4,088,600	3,783,700	304,900	513,000

Customers connected	2,615,300	2,141,400	473,900		2,263,600	2,141,400	122,200	351,700

Homes passed	9,365,700	7,644,600	1,721,100		7,967,400	7,644,600	322,800	1,398,300

Average number of RGUs per customer	1.76	1.77	(0.01)		1.81	1.77	0.04	1.46

Rate of customers taking 3 services	24.2%	24.1%	0.1%		26.2%	24.1%	2.1%	11.2%

ARPU *2	¥7,668	¥7,756	(¥88)		¥7,931	¥7,756	¥175	¥5,972
(Average revenue per customer per month)	*3	*4			*3	*4		*3
Monthly churn rate *5
CATV	1.1%	1.1%	0.0%		1.0%	1.1%	(0.1%)	1.3%
HS Internet access	1.3%	1.4%	(0.1%)		1.3%	1.4%	(0.1%)	1.5%
Telephony	0.8%	0.8%	0.0%		0.8%	0.8%	0.0%	0.6%

[Reference]

Total of managed systems *6

Operational Data	As of Sep. 30, '07	As of Sep. 30, '06	Change

RGUs
CATV	2,246,200	1,864,700	381,500
of which digital service	1,414,300	878,300	536,000
HS Internet access	1,224,400	992,600	231,800
Telephony	1,316,700	1,104,300	212,400
Total	4,787,300	3,961,600	825,700

Customers connected	2,727,500	2,250,000	477,500

Homes passed	9,900,300	8,171,100	1,729,200

Average number of RGUs per customer	1.76	1.76	0.00

Rate of customers taking 3 services	23.9%	23.7%	0.2%

ARPU *2	¥7,655	¥7,725	(¥70)
(Average revenue per customer per month)	*3	*4
Monthly churn rate *5
CATV	1.1%	1.1%	0.0%
HS Internet access	1.3%	1.4%	(0.1%)
Telephony	0.8%	0.8%	0.0%

(*2):           ARPU per customer connected is calculated as follows: average total revenue of our consolidated franchises (excluding installation, poor reception, and other revenues) for the period, divided by the weighted-average number of connected customers during the period.

(*3):           Monthly average for January - Sepember, 2007

(*4):           Monthly average for January - Sepember, 2006

(*5):           Churn Rate = monthly number of disconnects from a service / the monthly weighted average number of subscribers /12

*6:                 CW consists of 6 managed systems and an MSO. Telephony service is offered as “Cable Plus Phone.” Numbers for homes passed are preliminary and subject to adjustments until we have completed our review of such information.